SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 26, 2006

UNITED ENERGY CORP.
 (Exact Name of Registrant as Specified in Charter)

Nevada	000-30841	22-3342379
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification No.)

600 Meadowlands Parkway #20, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 327-3456

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

          ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement

          On March 18, 2005, we entered into a securities purchase agreement with two private investors with respect to the sale of shares of our common stock and warrants. The agreement provides for two types of units, designated as Series A and Series B, and for several closings. We filed a Current Report on Form 8-K on March 23, 2005 describing the agreement and attaching a copy of the agreement and related documents. Prior to the date of this Report, we had sold a total of 12.75 Series A Units, consisting of 1,275,000 shares of common stock and warrants to purchase 637,500 shares of common stock.

          On January 26, 2006, we entered into the First Amendment to Securities Purchase Agreement with the investors. A copy of the amendment is attached as an exhibit to this report. Pursuant to the amendment, the investors agreed to purchase the remaining Series A Units for $580,000, with the closing scheduled to occur on or before February 1, 2006. The investors waived a condition to such a closing in the original agreement related to the required amount of purchase orders we needed to obtain. That condition remains in effect for the purchase of Series B Units.

          The agreement was scheduled to expire on its first anniversary, March 18, 2006. the amendment changes that date to the earlier of March 18, 2008 or thirty (30) days after notice of termination from the holder of a majority of the shares issued under the agreement. That investor is referred to as the majority holder.

          For the period beginning on the date of the amendment through June 20, 2007, the consent of the majority holder is required for us to do any of the following:

          (i)      contract for equity financing or debt financing with an equity component or issue any equity securities or securities convertible to equity, referred to as a future offering;

          (ii)     incur indebtedness in excess of $250,000 other than trade debt in the ordinary course of business;

          (iii)    merge or consolidate or sell, transfer or license our assets outside of the ordinary course of business;

          (iv)    enter into any operating or capital lease with annual payments in excess of $250,000;

          (v)     make capital expenditures in excess of $250,000 per fiscal year;

          (vi)    grant exclusive distribution rights with respect to any of our products; or

          (vii)    permit any of our officers to sign or endorse any check, note, draft or other form of indebtedness in excess of $5,000 without the prior written authority of our Chairman.

          We also agreed that from the date of the amendment through March 18, 2009 we will not negotiate or contract for a future offering without first providing to the investors a ten-day right of first refusal to participate in the future offering. To the extent the investors choose not to participate, we will then have 60 days to complete the future offering without re-offering the investors the right to participate.

          During the period from the date of the amendment through March 18, 2008, the majority holder has the right to designate someone to receive notices of our Board of Directors meetings and attend as an observer.

          For so long as the investors hold 1,500,000 shares of common stock equivalents (meaning shares of common stock and other securities convertible to or exercisable for common stock), the majority holder shall have the right to designate a majority of the members of our Board of Directors in the event of any of the following, referred to as triggering events:

          (i)      if we fail to have gross revenue of at least $5,000,000 for the six months ending September 30, 2006;

          (ii)     if we breach any of our representations, warranties, agreements, covenants, terms or obligations under the securities purchase agreement or ancillary agreements; or

          (iii)    if the investors purchase 21 or more Series B Units.

          Within ten (10) days of the amendment, we are required to amend our certificate of designation for our Series A Preferred Stock to appoint a majority of our Board of Directors in the event of a triggering event.

Item 9.01. Financial Statements and Exhibits

          (c) Exhibits

10.1	First Amendment to Securities Purchase Agreement, dated January 26, 2006, by and among United Energy Corp., Sherleigh Associates, Inc. Profit Sharing Plan and Joseph J. Grano, Jr.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED ENERGY CORP.

By: /s/ Brian F. King

Brian F. King
Chief Executive Officer

Dated: January 27, 2006

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	First Amendment to Securities Purchase Agreement dated January 26, 2006 by and among United Energy Corp., Sherleigh Associates, Inc. Profit Sharing Plan and Joseph J. Grano, Jr.